UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE l4A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule l4a-l2

CINEVERSE CORP.
(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):☒☐☐

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CINEVERSE CORP.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On September 15, 2026

Dear Fellow Stockholders:

We invite you to attend the Special Meeting of Stockholders of Cineverse Corp., a Delaware corporation (the “Company”), which will be held virtually on September 15, 2026, at 11:00 Pacific Time (the virtual “Special Meeting”). At the Special Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (d), of our issuance of all of the shares of our Class A common stock issuable in connection with (i) payment of a portion of the purchase price and the potential earnout amounts for our acquisition of IndiCue, Inc. and (ii) upon conversion of and payment of interest for our outstanding convertible notes, without regard to any limitations on issuance thereunder (collectively, the “Nasdaq Proposal”).

2.	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (the “Adjournment Proposal”).
3.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 7, 2026 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS SPECIAL MEETING VIRTUALLY. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. McGurk
Chairman of the Board of Directors

New York, New York
Date: August 10, 2026

CINEVERSE CORP.
224 West 35th Street, Suite 500, #947
New York, NY 10001
(212) 206-8600

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 15, 2026

GENERAL

This Proxy Statement is being furnished to the stockholders of CINEVERSE CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the Special Meeting of Stockholders of the Company to be held virtually on September 15, 2026, at 11:00 Pacific Time, or at any adjournment thereof (the virtual “Special Meeting”). The virtual Special Meeting can be accessed via the internet by visiting www.virtualshareholdermeeting.com/CNVS2026SM and entering the control number included in the proxy card that you receive. At the virtual Special Meeting, you will be able to listen to the meeting live, submit questions, and vote online. You will not be able to attend the Special Meeting in person.

The shares represented by your proxy will be voted at the Special Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(a) and (d), of our issuance of all of the shares of our Class A common stock issuable in connection with (i) payment of a portion of the purchase price and the potential earnout amounts for our acquisition of IndiCue, Inc. and (ii) upon conversion of and payment of interest under our outstanding convertible notes, without regard to any limitations on issuance thereunder (collectively, the “Nasdaq Proposal”).

FOR an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (the “Adjournment Proposal”).

The Board knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about August 10, 2026.

VIRTUAL MEETING

The Special Meeting will be held virtually. Holding a virtual meeting also reduces costs to the Company and makes a meeting more readily available to all stockholders regardless of their location. We believe hosting the Special Meeting virtually provides a safe and convenient forum for a meeting and that the virtual Special Meeting format will provide stockholders with a similar level of transparency to the traditional in-person meeting format. If we experience technical difficulties at the virtual Special Meeting and are not able to resolve them within a reasonable amount of time, the Chairperson may adjourn the Special Meeting, or take such other action that the Chairperson determines is appropriate in light of the circumstances.

VOTING SECURITIES

Stockholders of record at the close of business on August 7, 2026 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 23,771,387 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Holders of at least one-third of the voting power of the Class A common stock issued and outstanding as of the Record Date must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Class A common stock present, in person and by proxy, at the Special Meeting does not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Class A common stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Special Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Special Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes for shares of Class A common stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals. The vote on Proposals One and Two are considered “non-routine.” Accordingly, broker non-votes will not be counted as “shares present” at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business and will not have any effect with respect to Proposals One and Two as shares that constitute broker non-votes are not considered entitled to vote on these matters.

REQUIRED VOTES

If there is a quorum at the Special Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

Approval of the Nasdaq Proposal: The affirmative vote of the holders of at least the majority of the voting power of the votes cast, in person or by proxy, at the Special Meeting is necessary to approve the Nasdaq Proposal. Abstentions and broker non-votes have the same effect as votes “AGAINST” the Nasdaq Proposal.

Approval of the Adjournment Proposal: The affirmative vote of the holders of at least the majority of the voting power of the votes cast, in person or by proxy, at the Special Meeting is necessary to approve the Adjournment Proposal. Abstentions and broker non-votes have the same effect as votes “AGAINST” the Adjournment Proposal.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary a written notice of revocation, a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attending the Special Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Special Meeting.

SOLICITATION; HOUSEHOLDING

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. In addition, the Company has engaged Sodali & Co as paid solicitors in connection with the Special Meeting. The anticipated cost of such service is approximately $13,500. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Class A Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Investor Relations at 224 West 35th Street, Suite 500, #947, New York, NY 10001 or (212) 206-8600.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2026 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than June 12, 2026. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2026 Annual Meeting of Stockholders, will be untimely unless it is received between July 23, 2026 and August 22, 2026. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted no later than September 21, 2026 and include all of the information required by Rule 14a-19 under the Exchange Act. All stockholder proposals must be made in writing addressed to the Company’s Secretary at 224 W. 35th Street, Suite 500, #947, New York, NY 10001.

AVAILABILITY OF PROXY MATERIALS

Paper copies of the proxy materials for the Special Meeting are being delivered to stockholders by mail, as permitted by the rules of the Securities and Exchange Commission (the “SEC”). These proxy materials are being mailed to stockholders beginning approximately August 10, 2026. These documents are also included in our filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov or on the Company’s website at https://investor.cineverse.com.

ASSISTANCE

If you need assistance voting or completing your proxy card, or if you have questions regarding the Special Meeting, please contact Sodali & Co, our proxy solicitor for the Special Meeting, at:

(203) 658-9400 (banks and brokers)

(800) 662-5200 (individuals call toll-free)

CNVS.info@investor.sodali.com

STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE PROPOSALS.

PROPOSAL ONE
THE NASDAQ PROPOSAL

We are seeking stockholder approval of the issuance of shares of Class A common stock, in accordance with Nasdaq Rule 5635(a) and (d), in connection with (i) payment of a portion of the purchase price and the potential earnout amounts for our acquisition of IndiCue, Inc. and (ii) upon conversion of and payment of interest for our outstanding convertible notes, without regard to any limitations on issuance thereunder.

Overview

IndiCue Acquisition

On February 13, 2026, the Company purchased all of the issued and outstanding equity securities (the “Acquisition”) of IndiCue, Inc., a Delaware corporation (“IndiCue”), a next-generation CTV monetization and engagement platform, built for media owners, publishers, and streaming platforms that want full control over their Connected TV advertising (the “IndiCue Business”), pursuant to that certain Stock Purchase Agreement (the “IndiCue Agreement”) with the sellers party thereto (collectively, the “Sellers”).

The purchase price for the Acquisition was $22,000,000, subject to working capital and other adjustments, consisting of (i) $12,800,000 in cash at closing and (ii) $9,200,000, in cash or, if stockholder approval is obtained, $9,200,000 of shares of Class A common stock (the “Purchase Price Shares”) at a per share price equal to the greater, as of the date of the Agreement, of (A) the 5-day volume-weighted average price (“VWAP”) ending on the day preceding the closing of the Acquisition and (B) the Minimum Price (as defined below), on the first anniversary of the closing of the Acquisition, or earlier under certain circumstances. In addition, the Company will pay the Sellers certain post-closing earnout amounts (if any) based on IndiCue’s achievement of certain revenue growth targets and gross margin targets, payable in cash or shares of Class A common stock under certain circumstances and at the Company’s discretion (such amounts, if paid in shares of Class A common stock, the “Earnout Shares”) at a per share price equal to the 5-day VWAP ending on the day preceding the relevant earnout payment date.

Even if this Nasdaq Proposal is approved, the issuance of the Purchase Price Shares and the Earnout Shares may be paid in cash in lieu of stock, at the Company’s discretion. Further, the Earnout Shares will only be issuable at all if certain financial targets are achieved.

Concurrently with the closing of the Acquisition, the Company entered into a registration rights agreement with the Sellers, pursuant to which the Company agreed to file with the SEC a registration statement for the resale of the Purchase Price Shares and the Earnout Shares. The registration statement was filed on March 16, 2026 and was declared effective on March 25, 2026, in satisfaction of our obligations under such registration rights agreement.

Convertible Notes

On February 12, 2026, the Company issued and sold convertible notes in the aggregate principal amount of $13,000,000 (each, a “Note”) to certain lenders (individually, an “Investor” and collectively, the “Investors”), pursuant to certain purchase agreements (each, a “Purchase

Agreement”). Part of the proceeds from the sale of the Notes was used to fund the cash portion of the purchase price of the Acquisition.

The Notes mature on the earlier to occur of (i) the four-year anniversary of issuance and (ii) an event of default (such date, the “Maturity Date”). The Notes bear interest at a rate of 9% per annum payable in cash or, as to a portion, in shares of Class A common stock (the “Interest Shares”) at the holder’s discretion.

At any time after issuance of the Notes, the Investors may convert their Notes, in whole or in part, into shares of Class A common stock (the “Conversion Shares”), in accordance with the terms of the Notes at a conversion price per share of $2.00 (the “Conversion Price”), subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar events. The Company can require conversion in tranches of up to approximately 15% of the original principal amount of the Notes during each of the six-month periods beginning July 1, 2026 and ending December 31, 2028, with any unconverted tranches available on a cumulative basis in future tranches.

The Notes may be prepaid by paying 100% of the outstanding principal amount, interest on the outstanding principal amount through the earlier of the Maturity Date or the date that is 24 months from the date of prepayment, and warrants to purchase the number of shares of Class A common stock into which the principal amount being prepaid would be convertible at the Conversion Price (the “Warrant Shares”), with such Warrants having an exercise price equal to such Conversion Price and a term that ends on the Maturity Date (the “Warrants”). If any Warrants are issued, the number of shares of Common Stock underlying them (“Warrant Shares”) would equal the number of Conversion Shares underlying principal amount of Notes being cancelled upon prepayment. Any Warrant Shares issued would be in lieu of, and not duplicative of, the same number of Conversion Shares.

The Conversion Price and the Warrant exercise price, if any, are higher than the Minimum Price and there is no provision in the Notes or the Warrants for any downward adjustment of the Conversion Price or Warrant exercise price. Further, the number of Interest Shares, if any, would be calculated by dividing the amount of interest being paid in shares by the greater of the 5-day VWAP ending immediately prior to the interest payment date or the Minimum Price.

Under the terms of the Notes, a holder may not convert the Notes to the extent such conversion would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then-outstanding Class A common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such Notes which have not been converted.

Concurrently with the closing of the sale of the Notes, the Company entered into a registration rights agreement with each of the Note holders, pursuant to which the Company agreed to file with the SEC a registration statement for the resale of the Interest Shares and the Conversion Shares or Warrant Shares. This registration statement is being filed to satisfy our obligations under such registration rights agreements. The registration statement was filed on March 16, 2026 and was declared effective on March 25, 2026, in satisfaction of our obligations under such registration rights agreements.

Nasdaq Rules

The Class A common stock is listed on the Nasdaq Capital Market, and, as such, the Company is subject to the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(d) and (a), respectively, require the Company to obtain stockholder approval prior to the issuance of Class A common stock or securities exercisable for or convertible into Class A common stock, other than in a public offering, (i) if the price per share is below the Minimum Price in an amount greater than or equal to 20% of the number of shares of Class A common stock outstanding prior to such issuance (the “20% Rule”), and (ii) in connection with the acquisition with the stock or assets of another company in an amount greater than or equal to 20% of the voting power or the number of shares of Class A common stock outstanding such issuance (the “Acquisition Rule” and, together with the 20% Rule, the “Nasdaq Rules”). The number of shares of Class A common stock outstanding prior to the Acquisition was 21,294,866 shares (the “Outstanding Shares”). The “Minimum Price,” calculated in accordance with the 20% Rule, was $1.93.

Generally, a private placement used to finance an acquisition will be considered together with the acquisition under the Acquisition Rule. Because part of the proceeds from the sale of the Notes was used to fund the cash portion of the purchase price of the Acquisition, the private placement of the Notes, including the Conversion Shares, Interest Shares and any Warrant Shares that may be issued, would be treated together with the Purchase Price Shares and Earnout Shares for purposes of the Acquisition Rule.

In accordance with the 20% Rule and the Acquisition Rule, the Notes provide that the aggregate number of Interest Shares and Conversion Shares or Warrant Shares issued cannot exceed 19.99% of the Outstanding Shares unless the Company obtains the approval of its stockholders to issue additional shares (the “Notes Issuance Condition”). Accordingly, this Nasdaq Proposal seeks stockholder approval of any Interest Shares and Conversion Shares or Warrant Shares that would exceed such amount.

The aggregate number of Purchase Price Shares and Earnout Shares would exceed 20% of the Outstanding Shares, even without taking into account the Interest Shares and Conversion Shares or Warrant Shares. Because the Purchase Price Shares and Earnout Shares must be considered together with the Interest Shares and Conversion Shares or Warrant Shares, in accordance with the Acquisition Rule, none of the Purchase Price Shares or Earnout Shares may be issued unless the Company obtains the approval of its stockholders to issue them.

Accordingly, the Nasdaq Proposal seeks stockholder approval in accordance with the 20% Rule and the Acquisition Rule to fully issue the Conversion Shares or Warrant Shares and the Interest Shares (without regard to any limitations set forth in the Notes), and the Purchase Price Shares and Earnout Shares.

Effect of Obtaining Stockholder Approval

The issuance of Class A common stock in connection with the conversion of (or exercise of Warrants under), and interest payments on, the Notes, and with the purchase price payment and payment in stock of earnout amounts under the IndiCue Agreement, will cause substantial dilution to our stockholders, which may materially affect the trading price of the Class A common stock and earnings per share. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of the Class A common stock.

If this Nasdaq Proposal is approved, an aggregate of 21,805,701 shares of Class A common stock may be issued, consisting of 6,500,000 Conversion Shares or Warrant Shares, 1,212,436 Interest Shares, 4,766,840 Purchase Price Shares and 9,326,425 Earnout Shares. These share numbers are calculated using the Conversion Price/Exercise Price of $2.00 for Conversion Shares or Warrant Shares, $1.93 for Interest Shares, $1.93 for Purchase Price Shares and $1.93 for Earnout Shares. However, the number of Earnout Shares, if any, will be calculated at the time(s) earned and paid based on then-current stock price(s), and it is possible that a price lower than $1.93 could apply, which would result in additional shares being issuable.

Upon obtaining the stockholder approval requested in this Nasdaq Proposal, we would no longer be bound by the Acquisition Rule or the 20% Rule restrictions on issuances of Class A common stock under the IndiCue Agreement or the Notes. Accordingly, the maximum number of shares of Class A common stock that we may issue if this Nasdaq Proposal is approved may be higher than 21,805,701, as Earnout Shares may fluctuate from time to time based on the then-current price of the Class A common stock at the time of such issuance and may be more than the 9,326,425 shares that would be issuable based on the $1.93 price.

If the Nasdaq Proposal is approved, the issuance of the Conversion Shares or Warrant Shares, Interest Shares, Purchase Price Shares and Earnout Shares could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of such shares will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. The Board does not have any current knowledge of any effort by any third party to accumulate the Company’s securities or obtain control of the Company by any means.

Effect of Failure to Obtain Stockholder Approval

We are not seeking the approval of our stockholders to authorize our entry into or consummation of the Acquisition or the sale and issuance of the Notes, as these transactions have already been consummated and the Notes have already been issued. We are only asking for approval to issue Conversion Shares or Warrant Shares and Interest Shares under the Notes, and Purchase Price Shares and Earnout Shares under the IndiCue Agreement, that exceed the 20% Rule and the Acquisition Rule. The failure of our stockholders to approve this Nasdaq Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

If we do not obtain the approval of our stockholders for this Nasdaq Proposal, we will be required to pay the value of the Purchase Price Shares and any earnout amounts in cash, and to repay any outstanding Notes (other than the issuance of shares permitted under the Nasdaq Rules prior to obtaining stockholder approval), with interest, in cash. We may have to raise additional financing in order to make such payments in cash. Failure to make such payments at all would result in breaches of the IndiCue Agreement and/or the Notes, as applicable.

Additionally, if the stockholders do not approve this Nasdaq Proposal, we may (but are not required to) continue to seek such stockholder approval at subsequent annual stockholder meetings or at subsequent special stockholder meetings. Unless and until we are able to obtain such stockholder approval, we will be unable to issue shares of Class A common stock under the IndiCue Agreement and the Notes in excess of the 20% Rule and the Acquisition Rule and may be required to satisfy conversion and payment obligations thereunder in cash, which could materially adversely affect our liquidity and financial condition. The Company would also bear the costs associated with including this proposal for stockholder approval at subsequent stockholder meetings. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance business plans.

Accordingly, our Board believes that providing us the flexibility to fully issue shares of Class A common stock that are issuable pursuant to the IndiCue Agreement and Notes (without regard to any limitations set forth therein) is in the best interest of the Company.

Interests of Directors, Officers, and Affiliates

None of our current directors, officers or affiliates has an interest in the Class A common stock to be issued under the IndiCue Agreement or the Notes.

Vote Required

The Nasdaq Proposal requires the affirmative vote of a majority of the voting power of the Votes Cast. Abstentions and broker non-votes, if any, have the same effect as votes “Against” the Nasdaq Proposal. Votes cast by Sellers or Investors for shares of Class A common stock issued pursuant to the IndiCue Agreement and the Notes and outstanding as of the Record Date may not be counted toward this Nasdaq Proposal in accordance with Nasdaq rules but any other shares of Class A common stock owned by Sellers or Investors and outstanding as of the Record Date may be voted and counted toward this Nasdaq Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL TWO
THE ADJOURNMENT PROPOSAL

Overview

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Nasdaq Proposal, the Company may adjourn the Special Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the Company to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve the Nasdaq Proposal. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Nasdaq Proposal, we could adjourn the Special Meeting without a vote on the Nasdaq Proposal and seek to convince our stockholders to change their votes in favor of such proposal.

In the event the Adjournment Proposal is put forth at the Special Meeting, it will be the first and only proposal voted upon and the Nasdaq Proposal will not be submitted for a vote.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The Adjournment Proposal requires the affirmative vote of a majority of the voting power of the Votes Cast. Abstentions and broker non-votes, if any, have the same effect as votes “Against” the Adjournment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Special Meeting. However, if any such other matters are properly brought before the Special Meeting, the proxies may use their own judgment to determine how to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the Company’s directors, executive officers, and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 12.4% of its outstanding Class A common stock. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders.

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Class A common stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Class A common stock, (ii) each of the Company’s directors, (iii) each of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the last fiscal year, and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK

	Shares Beneficially Owned (b)
Name (a)	Number	Percent
Directors and Officers
Christopher J. McGurk	1,046,045(c)	4.3%
Gary S. Loffredo	334,878(d)	1.4%
Erick Opeka	394,759(e)	1.7%
Peter C. Brown	164,964(f)	*
Mary Ann Halford	277,961	1.2%
Patrick W. O’Brien	160,906	*
All directors and executive officers as a group (10 persons)	3,024,796(g)	12.4%

*Less than 1%.

(a) Unless otherwise indicated, the business address of each person named in the table is c/o Cineverse Corp., 224 W. 35th St. Suite 500, #947 New York, NY 10001.

(b) Applicable percentage of ownership is based on 23,771,387 shares of Class A Common Stock outstanding as of the Record Date together with all applicable options, warrants and other securities convertible into shares of our Class A common stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class A Common Stock shown. Certain information is based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, as applicable, filed by stockholders with the SEC through the Record Date and information provided by holders or otherwise known to the Company.

(c) Includes (i) 285,000 shares of Class A Common Stock underlying currently exercisable stock appreciation rights and (ii) 178,526 shares owned by the Christopher and Jamie McGurk Living Trust, of which Mr. McGurk is a trustee.

(d) Includes 120,380 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.

(e) Includes 152,750 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.

(f) Includes 4,603 shares of Class A Common Stock owned by Grassmere Partners LLC, of which Mr. Brown is Chairman. Mr. Brown disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(g) Includes a total of 683,964 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.

* * * * * * *

SCAN TO
VIEW MATERIALS & VOTE

CINEVERSE CORP.
ATTN: GARY LOFFREDO
224 W. 35TH STREET, SUITE 500, #947
NEW YORK, NY 10001

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNVS2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02708-S46253 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CINEVERSE CORP.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this virtual meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T02709-S46253

CINEVERSE CORP.
Special Meeting of Stockholders
September 15, 2026, 11:00 PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. McGurk and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Special Meeting of Stockholders of CINEVERSE CORP. (the "Company") to be held on September 15, 2026 at 11:00 Pacific Time and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side